UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 9, 2015

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On September 9, 2015, Corium International, Inc. (the “Company”) and David D. Bohannon Organization (the “Landlord”) entered into an Amendment to Lease (the “Lease Amendment”) to amend the Business Park Lease between the Company and Landlord, dated October 13, 2006, as amended on November 15, 2013 and July 19, 2014, for the Company’s headquarters at 235 Constitution Drive, Menlo Park, California (the “Lease”). The Lease term expires on December 31, 2015 and the Lease Amendment extends that term until December 31, 2020 (the “Expiration Date”).  Pursuant to the Lease Amendment, the base rent for the twelve-month Lease period ending on December 31, 2016 will be approximately $539,330 payable in twelve equal monthly installments, and the base rent will increase annually as set forth in the Lease Amendment up to $607,020 for the twelve-month Lease period ending on the Expiration Date.

The foregoing summary of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, which will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the current fiscal year ending September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: September 11, 2015	By:	/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer